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                                                                    EXHIBIT 10.1


                        OCCIDENTAL PETROLEUM CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

              Amended and Restated Effective as of January 1, 1999

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                        OCCIDENTAL PETROLEUM CORPORATION
                        --------------------------------
                          SUPPLEMENTAL RETIREMENT PLAN
                          ----------------------------
              Amended and Restated Effective as of January 1, 1999

                                TABLE OF CONTENTS
                                -----------------
ARTICLE           SECTION                                                   PAGE
-------           -------                                                   ----
     1            Establishment and Purpose
                  -------------------------
                  1.1      Establishment and Restatement of Plan             1
                  1.2      Purpose of the Plan                               1
                  1.3      Application of Plan                               1

     2            Definitions
                  -----------
                  2.1      Definitions                                       2
                  2.2      Gender and Number                                 4

     3            Eligibility and Participation
                  -----------------------------
                  3.1      Participation Prior to 1999                       5
                  3.2      Participation after 1998                          5

     4            Benefits
                  --------
                  4.1      Allocations Relating to Retirement Plan           7
                  4.2      Contributions Relating to Retirement Plan         7
                  4.3      Allocations Relating to Savings Plan              8
                  4.4      Contributions Relating to Savings Plan            8
                  4.5      Allocations Relating to 1988                      8
                           Deferred Compensation Plan
                  4.6      Contributions Relating to 1988                    9
                           Deferred Compensation Plan
                  4.7      Maintenance of Accounts                           9
                  4.8      Vesting and Forfeiture                           11
                  4.9      Payment                                          11
                  4.10     Death                                            13
                  4.11     Withholding; Unemployment Taxes                  13

     5            Administration
                  --------------
                  5.1      Administrative Committee                         14
                  5.2      Uniform Rules                                    14
                  5.3      Notice of Address                                15
                  5.4      Records                                          15

     6            Amendment and Termination
                  -------------------------
                  6.1      Amendment and Termination                        16
                  6.2      Reorganization of Employer                       16
                  6.3      Protected Benefits                               17


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                        OCCIDENTAL PETROLEUM CORPORATION
                        --------------------------------
                          SUPPLEMENTAL RETIREMENT PLAN
                          ----------------------------
              Amended and Restated Effective as of January 1, 1999

                                TABLE OF CONTENTS
                                -----------------
ARTICLE           SECTION                                                   PAGE
-------           -------                                                   ----
     7            General Provisions
                  ------------------
                  7.1      Nonassignability                                 18
                  7.2      Employment Rights                                18
                  7.3      Illegality of Particular Provision               18
                  7.4      Applicable Laws                                  18

                                       ii

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                        OCCIDENTAL PETROLEUM CORPORATION
                        --------------------------------
                          SUPPLEMENTAL RETIREMENT PLAN
                          ----------------------------
                              Amended and Restated
                         Effective as of January 1, 1999


                      Article 1. Establishment and Purpose
                      ------------------------------------

     1.1 Establishment and Restatement of Plan. Occidental Petroleum Corporation (the "Company") hereby amends and restates the Plan effective as of January 1, 1999, which Plan shall be known as the OCCIDENTAL PETROLEUM CORPORATION SUPPLEMENTAL RETIREMENT PLAN (the "Plan"). The restatement reflects the merger of the Plan with the Occidental Petroleum Corporation Senior Executive Supplemental Retirement Plan. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The portion of the Plan which is an "excess benefit plan" within the meaning of ERISA section 3(36) shall be treated as a separate plan for all purposes of Title I of ERISA.

     1.2 Purpose of the Plan. It is the purpose of this Plan to provide eligible employees with benefits that will compensate them for maximums imposed by law upon contributions to qualified plans.

     1.3 Application of Plan. The terms of this Plan are applicable to eligible employees employed by the Company on or after January 1, 1999.

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                             Article 2. Definitions
                             ----------------------

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used, and when the defined meaning is intended, the term is capitalized:

     (a) "Administrative Committee" means the committee with authority to administer the Plan as provided under section 5.1.

     (b) "Affiliate" means any corporation which is controlled by or under common control with the Company.

     (c) "Beneficiary" means the persons designated under the Retirement Plan by the Participant to receive benefits in the event of his death, provided that, in the case of those Participants who were participants in the Senior Executive Supplemental Retirement Plan on December 31, 1998, "Beneficiary" shall mean the persons designated by the Participant in accordance with Article 8 of that plan as of that date, or the persons designated by the Participant in writing on a form to be filed with the Administrative Committee at any time thereafter.

     (d)  "Board of Directors" means the Board of Directors of the Company.

     (e)  "Code" means the Internal Revenue Code of 1986.

     (f) "Company" means Occidental Petroleum Corporation, and any successor thereto.

     (g) "Compensation" means the base salary of the employee as stated in the payroll records of the Employer, excluding any amounts paid for bonuses, income realized upon exercise of stock options, and any other special pay which the Employer pays to the employee during the Plan Year, prior to reduction for any deferral of base salary under the Company's Savings Plan, 1988 Deferred Compensation Plan or any other qualified or non-qualified deferred compensation

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          plan or agreement. In the case of a Participant who became disabled prior to October 1, 1995 and who is receiving benefits under the Long-Term Disability Plan, Compensation shall be his base salary as described above in effect at the time he became disabled, as that term is defined in the Long-Term Disability Plan.

     (h) "Employer" means the Company and any Affiliate which is designated by the Administrative Committee and which approves adoption of this Plan by appropriate corporate action

     (i) "Long-Term Disability Plan" means the OCCIDENTAL PETROLEUM CORPORATION LONG-TERM DISABILITY PLAN, as amended from time to time.

     (j)  "Participant" means a person meeting the requirements set forth in
          Article 3 to participate in the Plan

     (k)  "Plan Year" means the calendar year

     (l) "Retirement Plan" means the OCCIDENTAL PETROLEUM CORPORATION RETIREMENT PLAN, and as amended from time to time.

     (m) "Savings Plan" means the OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN, as amended from time to time.

     (n) "Senior Executive Supplemental Retirement Plan" means the OCCIDENTAL PETROLEUM CORPORATION SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN, as in effect on December 31, 1998.

     (o) "Years of Service" means the number of full years credited to a Participant under the Retirement Plan for vesting purposes.

     (p) "1988 Deferred Compensation Plan" means the OCCIDENTAL PETROLEUM CORPORATION 1988 DEFERRED COMPENSATION PLAN, as amended from time to time.

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     2.2  Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

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                    Article 3. Eligibility and Participation
                    ----------------------------------------

     3.1 Participation Prior to 1999. Any employee who was a Participant as of December 31, 1998 shall continue to be a Participant effective January 1, 1999. Additionally, any employee who was a participant in the Senior Executive Supplemental Retirement Plan on December 31, 1998 shall become a Participant on January 1, 1999.

     3.2  Participation after 1998. The provisions set forth in this section
3.2 shall be effective as of January 1, 1999 and shall apply to employees who are not Participants pursuant to section 3.1.

          Any employee who is eligible to participate in the Savings Plan and the Retirement Plan and who, for a given plan year of the Savings Plan, would be ineligible to receive the maximum employer matching contribution under section
5.1 of the Savings Plan due to the limitations imposed by sections 401(a)(17) (which limits the amount of compensation which may be taken into account) or 415 of the Code (assuming the second paragraph of section 4.7 of the Retirement Plan is applicable to the employee) shall be a Participant.

          In addition, any employee who would be ineligible to receive the maximum employer matching contribution under section 5.1 of the Savings Plan in a plan year of the Savings Plan, due to the limitations described in the preceding paragraph, on account of deferrals of base salary during the year under any nonqualified pension benefit plan sponsored by the Company or an Affiliate in which the Participant participates shall be a Participant in this Plan for that Plan Year.

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          Any employee who is a participant in the 1988 Deferred Compensation
Plan shall be a Participant.

          Any employee who is a participant in and receiving benefits under the Long-Term Disability Plan and who was a highly-compensated employee (as defined in Code section 414(q)) in the year of his commencement of benefits under the Long-Term Disability Plan shall be a Participant for each Plan Year during which he receives benefit payments under the Long-Term Disability Plan, provided that no such employee who becomes disabled under the terms of the Long-Term Disability Plan subsequent to September 30, 1995 shall be a Participant.

          Notwithstanding anything contained herein, any employee who is entitled to receive supplemental retirement benefits upon his retirement pursuant to a written contract of employment between himself and the Company or an Affiliate shall be ineligible to be a Participant effective upon January 1 of the year after the effective date of such contractual provision.

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                               Article 4. Benefits
                               -------------------

     4.1 Allocations Relating to Retirement Plan. A credit shall be made as of the last day of each month to a contingent account for each Participant. The amount to be allocated shall equal the amount which would be allocated to the account of the Participant for the month under the Retirement Plan, based on the Participant's Compensation, if the Participant were not subject to provisions that withhold allocations until the end of the plan year of the Retirement Plan. For Participants covered under this Plan, allocations under the Retirement Plan are determined at the end of the plan year of the Retirement Plan, to the extent allowable under Code limitations. The amounts contingently credited under this section 4.1 during the year to a Participant who is an active employee at the end of the Plan Year shall be reduced by the amount actually allocated to his account under the Retirement Plan, and any remaining amount shall be credited permanently to his account under this Plan. In the case of a Participant who is not an active employee at the end of the Plan Year, the amounts contingently credited under this section 4.1 during the year shall be credited permanently to his account under this Plan.

     4.2 Contributions Relating to Retirement Plan. At the end of each year, the Employer shall contribute to a grantor trust or to similar arrangements (including company-owned life insurance policies) to fund benefits hereunder an amount which shall equal such remaining amounts permanently allocated to Participants hereunder. The Employer shall also contribute and permanently credit to each Participant's account earnings on contingent monthly allocations under section 4.1 for the year as if such contingent allocations shared in earnings at the rate and in the manner described in section 4.7. Notwithstanding the foregoing, any earnings attributable to the Retirement Plan previously credited to the account of a Participant under the Plan during

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the current or any preceding plan year shall be reallocated to the account of the Participant under the Retirement Plan in any year when it is permissible to do so under Code limitations.

     4.3 Allocations Relating to Savings Plan. A credit shall be made as of the last day of the Plan Year to the account of each Participant who, for that plan year of the Savings Plan, makes the maximum deferral or contribution permitted under Article 4 of the Savings Plan and is not eligible to receive the maximum employer matching contribution under section 5.1 of the Savings Plan due to the limitations imposed by sections 401(a)(17) or 415 of the Code. The amount to be allocated under this Plan shall equal the amount which cannot be allocated to the account of the Participant under the Savings Plan for the plan year of the Savings Plan on account of the limitations imposed under the Code, reduced by any such amount which is credited on behalf of the Participant under any other Company nonqualified pension benefit plan, including the 1988 Deferred Compensation Plan. An additional amount equal to five percent (5%) of the amount allocated to the Participant under the preceding sentence shall be allocated to each Participant in lieu of interest on such amount for the Plan Year.

     4.4 Contributions Relating to Savings Plan. The amounts allocated to a Participant under section 4.3 for a Plan Year shall be credited permanently to his account under this Plan. At the end of each year, the Employer shall contribute to a grantor trust or to similar arrangements (including company-owned life insurance policies) to fund benefits hereunder an amount which shall equal such amounts permanently allocated to Participants hereunder.

     4.5 Allocations Relating to 1988 Deferred Compensation Plan. A credit shall be made to the account of each Participant who, in that Plan Year, is a participant in the 1988 Deferred Compensation Plan. Such credit shall be made irrespective of whether such Participant elects to defer under the 1988 Deferred Compensation Plan all or any part of any bonus to which

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he might be entitled. Notwithstanding the preceding sentence, no credit shall be made to the account of a Participant who is not an employee of an Employer on the date that any such bonus is awarded. The amount to be allocated in a Plan Year under this Plan with respect to a Participant shall equal that Participant's applicable percentage multiplied by the amount of the bonus he is entitled to elect to defer for that plan year of the 1988 Deferred Compensation Plan. For the purpose of this section 4.5, the term "applicable percentage" shall mean twelve percent (12%) in the case of a Participant who shall have attained age 35 prior to the end of the Plan Year in which such credit is made and eight percent (8%) in the case of a Participant who shall not have attained age 35 prior to the end of the Plan Year in which such credit is made. The credit described in this section shall be made to the account of each Participant effective as of the date on which he is awarded the bonus he is entitled to defer under the 1988 Deferred Compensation Plan. Notwithstanding the preceding provisions of this section 4.5, no credit shall be made to the account of any Participant with respect to any bonus that the Participant is entitled to elect to defer under the 1988 Deferred Compensation Plan with respect to services performed in 1997.

     4.6 Contributions Relating to 1988 Deferred Compensation Plan. The amounts allocated to a Participant under section 4.5 for a Plan Year shall be credited permanently to his account under this Plan. At the end of each year, the Employer shall contribute to a grantor trust or to similar arrangements (including company-owned life insurance policies) to fund benefits hereunder an amount which shall equal such amounts permanently allocated to Participants hereunder.

     4.7  Maintenance of Accounts.

          (a) The Employer shall establish and maintain, in the name of each Participant, an individual account which shall consist of all amounts permanently credited to the Participant. As of the end of each month, the

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               Administrative Committee shall increase or decrease the balance, if any, of the Participant's individual account as of the last day of the preceding month, by multiplying such amount by a number equal to one plus .167% plus the monthly yield on 5-Year Treasury Constant Maturities for the monthly processing period. The Administrative Committee, in its sole discretion, may credit a higher rate of interest on the account balances of Participants depending on the status of a Participant, including, but not limited to, a Participant's status as an active, retired or terminated employee. As of December 31st of each year the Administrative Committee shall then add to such account balance, any permanent allocation to which the Participant is entitled for such year.

          (b) The individual account of each Participant shall represent a liability, payable when due under this Plan, out of the general assets of the Employer, or from the assets of any trust, custodial account or escrow arrangement which the Employer may establish for the purpose of assuring availability of funds sufficient to pay benefits under this Plan. The money in any such trust or account shall at all times remain the property of the Employer, and neither this Plan nor any Participant shall have any beneficial ownership interest in the assets thereof. No property or assets of the Employer shall be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder. Accounting for this Plan shall be based on generally accepted accounting principles.

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     4.8  Vesting and Forfeiture. All benefits under this Plan shall be contingent and forfeitable and no Participant shall have a vested interest in any benefit until one of the events listed below occurs while he is still employed with the Employer:

          (a)  he completes five Years of Service; or

          (b)  he dies or becomes disabled (as defined in the Retirement Plan).

          A person who terminates employment with the Employer for any reason prior to becoming vested hereunder shall not receive a benefit.

     4.9 Payment. Every Participant who terminates employment shall, if vested, have his account distributed to him as soon as practicable following his termination of employment under one of the following distribution options elected by the Participant on a form prescribed by the Administrative Committee:

          (a)  One lump sum payment; or

          (b) Annual installment payments payable over 5, 10, 15, or 20 years commencing in the calendar year following the calendar year in which he terminates employment. Annual installment payments pursuant to this option (b) shall be available only to Participants whose individual account balances exceed $2,000 at the time of their termination of employment, notwithstanding any contrary elections by the Participant.

          Notwithstanding the previous sentence, in the case of a Participant who was a participant in the Senior Executive Supplemental Retirement Plan on December 31, 1998, distribution will not occur until the latest of (i) his termination of employment, (ii) his attainment of age 55, or (iii) his attainment of such later age as the Participant may have elected prior to January 1, 1987.

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

          The election must be made by the Participant as soon as practicable after his commencement of participation, but in no event later than the end of the twelve month period beginning with such commencement. An election form shall be provided to the Participant in non-technical language and shall contain a general description of the distribution options. If a Participant fails to make an election by the close of the twelve month period beginning when he commenced participation, he will be deemed to have elected to receive his benefits in the form of a lump sum payment pursuant to option (a) above.

          The Administrative Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of prior election) of the form of payment must be made not later than 12 months before the Participant's retirement or termination of employment, unless otherwise permitted by the Administrative Committee. Subject to the foregoing limitation, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than 12 months prior to the Participant's retirement or termination of employment will be considered void and shall have no force or effect, except as otherwise determined by the Administrative Committee.

          If benefits are to be paid in installments pursuant to option (b) above, the Participant's account will continue to be adjusted until any series of installments has been completed. The amount of each annual installment shall equal the amount credited to the account as of January 31 of the year in which the installment is to be paid multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments (including the current one) which remain to be paid. Each installment shall be paid on or before January 31 of the calendar year.

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

          Notwithstanding anything else contained in this section 4.9, no Participant who is eligible for Employer provided long-term disability benefits and who became disabled prior to October 1, 1995 shall be entitled to a distribution of benefits hereunder prior to the time long-term disability payments cease.

     4.10 Death. The account of a Participant who dies while employed by an Employer shall be paid in a single sum to the Participant's Beneficiary as soon as administratively possible following the Participant's date of death. If a Participant dies after termination of employment, then his surviving Beneficiary shall be paid the amount in the Participant's account in a single sum as soon as administratively possible following the Participant's date of death.

     4.11 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

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

                            Article 5. Administration
                            -------------------------

     5.1 Administrative Committee. This Plan shall be administered by the committee appointed to administer the Retirement Plan (the "Administrative Committee").

          The interpretation and construction by the Administrative Committee of any provisions of this Plan shall be final unless otherwise determined by the Board of Directors. Subject to the Board of Directors, the Administrative Committee is authorized to construe and interpret the Plan, to supply all omissions from, correct deficiencies in and resolve ambiguities in the language of the Plan, to decide all questions of eligibility and determine the amount, manner, and time of payment of benefits, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary for its administration.

          Without limiting the generality of the foregoing, the Administrative Committee shall have the authority to calculate amounts allocable to Participants, and to maintain and adjust accounts. The Administrative Committee shall have authority to delegate responsibility for performance of ministerial functions necessary for administration of the Plan to such officers of the Employer, including Participants, as the Administrative Committee shall in its discretion deem appropriate.

     5.2 Uniform Rules. In administering the Plan, the Administrative Committee will apply uniform rules to all Participants similarly situated.

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

     5.3 Notice of Address. Any payment to a Participant or Beneficiary, at the last known post office address submitted to the Employer, shall constitute a complete acquittance and discharge of the Employer and any director or officer with respect thereto. Neither the Employer nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or his Beneficiary.

     5.4 Records. The records of the Administrative Committee with respect to the Plan shall be conclusive on all Participants, all Beneficiaries, and all other persons whomsoever.

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                      Article 6. Amendment and Termination
                      ------------------------------------

     6.1 Amendment and Termination. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, except that no amendment shall reduce the dollar amount credited to a Participant's account and any such termination or amendment shall apply uniformly to all Participants. The Administrative Committee in its discretion may amend the Plan if it finds that such amendment does not significantly increase or decrease benefits or costs.

     6.2 Reorganization of Employer. In the event of a merger or consolidation of the Employer, or the transfer of substantially all of the assets of the Employer to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the Plan and to assume all liabilities of the Employer hereunder without obtaining the consent of any Participant or Beneficiary. If such successor shall assume the liabilities of the Employer hereunder, then the Employer shall be relieved of all such liability, and no Participant or Beneficiary shall have the right to assert any claim against the Employer for benefits under or in connection with this Plan.

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

     6.3 Protected Benefits. If the Plan is terminated or amended so as to prevent further earnings adjustments, or if liabilities accrued hereunder up to the date of an event specified in section 6.2 are not assumed by the successor to the Employer, then the dollar amount in the account of each Participant, or Beneficiary (whether or not vested) shall be paid in cash to such Participant or Beneficiary in a single sum on the last day of the second month following the month in which the amendment or termination occurs.

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

                          Article 7. General Provisions
                          -----------------------------

     7.1. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amount, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     7.2 Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any person or treat him without regard to the effect which such treatment might have upon him under this Plan.

     7.3 Illegality of Particular Provision. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but the Plan shall be construed in all respects as if such invalid provision were omitted.

     7.4 Applicable Laws. The Plan shall be governed by and construed according to the laws of the State of California.

                                      * * *

          This amended and restated Plan shall be effective as of January 1, 1999.

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